Exhibit 10.2

[EXECUTION COPY]

SECURITY AGREEMENT

dated as of

January 4, 2011

among

RADIOSHACK CORPORATION,

CERTAIN OTHER SUBSIDIARIES OF RADIOSHACK CORPORATION
IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent

ARTICLE I	Definitions	1

Section 1.01.	Credit Agreement	1

Section 1.02.	Other Defined Terms	2

ARTICLE II	Security Interests in Personal Property	4

Section 2.01.	Security Interest	4

Section 2.02.	Representations and Warranties	5

Section 2.03.	Covenants	6

Section 2.04.	Other Actions	7

ARTICLE III	Special Provisions Concerning Other Property	10

ARTICLE IV	Collections	10

ARTICLE V	Remedies	11

Section 5.01.	Remedies Upon Default	11

Section 5.02.	Application of Proceeds	13

ARTICLE VI	Indemnity, Subrogation and Subordination	13

ARTICLE VII	Miscellaneous	14

Section 7.01.	Notices	14

Section 7.02.	Waivers; Amendment	14

Section 7.03.	Administrative Agent’s Fees and Expenses; Indemnification	15

Section 7.04.	Successors and Assigns	16

Section 7.05.	Survival of Agreement	16

Section 7.06.	Counterparts; Effectiveness; Several Agreement	16

Section 7.07.	Severability	17

Section 7.08.	GOVERNING LAW	17

Section 7.09.	WAIVER OF RIGHT TO TRIAL BY JURY	18

Section 7.10.	Headings	18

Section 7.11.	Security Interest Absolute	18

Section 7.12.	Termination or Release	18

Section 7.13.	Additional Subsidiaries	19

Section 7.14.	Administrative Agent Appointed Attorney-in-Fact	20

Section 7.15.	General Authority of the Administrative Agent	21

Section 7.16.	Recourse; Limited Obligations.	21

Section 7.17.	Expenses Incurred by Administrative Agent	21

Section 7.18.	Administrative Agent's Obligations and Duties	21

Section 7.19.	Suretyship Waivers by Grantors	21

Section 7.20.	Marshaling	22

SCHEDULES

Schedule I	-	Commercial Tort Claims

EXHIBITS

Exhibit I	-	Form of Security Agreement Supplement
Exhibit II	-	Form of Perfection Certificate

SECURITY AGREEMENT, dated as of January 4, 2011, among RADIOSHACK CORPORATION, a Delaware corporation (the “Borrower”), each of the undersigned Facility Guarantors, and BANK OF AMERICA, N.A., as Administrative  Agent for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to the Credit Agreement, dated as of January 4, 2011 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by, among others, the Borrower, the Facility Guarantors party thereto from time to time, the Lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, including any successor thereto, the “Administrative Agent”).

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower and its Subsidiaries on the terms and conditions set forth therein.  The obligations of the Lenders to extend such credit, and the obligation of the Issuing Banks to issue Letters of Credit, are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor (as defined below).  The Grantors are affiliates of one another, will derive substantial direct and indirect benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement and (ii) the issuance of Letters of Credit by the Issuing Bank for the account of the Borrower and its Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Issuing Bank to issue such Letters of Credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

      Section 1.01. Credit Agreement.(a) Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) As used herein, each of the following terms has the meaning specified in the UCC (as defined herein):

Term	UCC Section
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Contract	9-102
Commodity Intermediary	9-102
Control	8-106 & 9-106
Deposit Account	9-102
Document	9-102
Electronic Chattel Paper	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Financial Asset	8-102 & 103
Goods	9-102

Term	UCC Section
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Location	9-307
Money	1-201
Proceeds	9-102
Promissory Note	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102
Security Entitlement	8-102
Supporting Obligations	9-102
Tangible Chattel Paper	9-102
(c) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

 Section 1.02. Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

       “Account(s)” means “accounts” as defined in Section 9-102 of the UCC.

 “Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” means this Security Agreement.

 “Collateral” means all of the following assets and property of each Grantor, whether now owned or hereafter acquired:  (a) all Accounts; (b) all rights under contracts relating to the creation or collection of Accounts; (c) all rights under any existing or future policy of insurance to the extent relating to Accounts; (d) all Letter-of-Credit Rights, guarantees, Supporting Obligations and other obligations securing or supporting any Accounts; (e) all Inventory; (f) all rights under contracts relating to the acquisition, completion or sale of Inventory; (g) all rights under any existing or future policy of insurance to the extent relating to Inventory; (h) all cash and Cash Equivalents; (i) all DDAs (including all Deposit Accounts), including  all cash, Cash Equivalents, checks, other negotiable instruments, funds and other evidences of payments held therein; (j) Securities Accounts, Security Entitlements and Securities credited to such Securities Account, and, in each case, all cash, Cash Equivalents, checks and other property held therein or credited thereto; (k) all Documents and Instruments relating to any of the foregoing; (l) all books and records relating to any of the foregoing; and (m) any and all Proceeds and products of any of the foregoing (including, without limitation, insurance proceeds, General Intangibles (other than any Intellectual Property), Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Commercial Tort Claims, Investment Property, Instruments, Securities, cash, Financial Assets, Letter-of-Credit Rights and Supporting Obligations relating to any of the foregoing and other proceeds or products of any of the foregoing); provided, however, that “Collateral” shall not include (i) to the extent not applied to repay any Secured Obligations in accordance with the terms of the Credit Agreement, identifiable proceeds from the disposition of any Other Property to the extent (x) such proceeds are required by the terms of the Indebtedness or other obligations secured by such Collateral to be applied to prepay such Indebtedness or other obligations or (y) are otherwise required to be segregated and/or maintained in any specified DDA by the terms of such Indebtedness or such other obligations and (ii) any specified DDA in which solely proceeds described in clause (i)(y) above are maintained.  Terms used in this definition of “Collateral” without definition that are defined in the UCC have the meanings given to such term in the UCC.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Excluded Property” means, collectively, (a) any permit or license or any contractual obligation entered into by any Grantor (i) that prohibits or requires the consent of any Person (other than the Borrower or any of its Affiliates), which consent has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or contractual obligation or (ii) to the extent that any Applicable of Law prohibits the creation of a Lien in such permit, license or contractual obligation, but in each case, only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law, and (b) property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person (other than the Borrower or any of its Affiliates), which consent has not been obtained as a condition to the creation of any other Lien on such property; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“General Intangibles” has the meaning provided in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.

“Grantor” means each Borrower and each Facility Guarantor.

“Other Property”  means all of the assets and property of any Grantor, whether real, personal or mixed, whether now existing or hereafter arising, other than any Collateral.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of each of the Grantors.

“Secured Obligations” means all “Obligations” under and as defined in the Credit Agreement; it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Loan Parties and their respective Subsidiaries which arise under the Loan Documents or with respect to the Other Liabilities, in each case, whether outstanding on the date of this Agreement or extended or arising from time to time after the date of this Agreement.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 2.01(a).

“Trademarks” means all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

ARTICLE II

Security Interests in Personal Property

Section 2.01. Security Interest.  (a) As security for the payment and performance in full of all Secured Obligations, including the Facility Guarantee, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title and interest in, to or under any and all Collateral of such Grantor, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest.

(b) The grant of the Security Interest contained in Section 2.01(a) shall not extend to, and the term “Collateral” shall not include any Excluded Property; provided, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein, without any further action by any Person.  Each Grantor hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Grantors, taken as a whole.

(c) Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements or continuation statements describing the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

(d) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Section 2.02. Representations and Warranties.  Each Grantor represents and warrants, as to itself and the other Grantors, to the Administrative Agent and the Secured Parties that:

(a) Except for the Security Interest granted to Administrative Agent pursuant to this Agreement, Permitted Junior Liens and other Permitted Encumbrances, such Grantor owns each item of Collateral free and clear of any and all Liens or claims of others.  Such Grantor (i) is the record and beneficial owner of the Collateral and (ii) has rights in or the power to transfer each item of Collateral in which a Security Interest is granted by it hereunder, free and clear of any other Lien.

(b) The UCC financing statements prepared by the Administrative Agent, based upon the information provided to the Administrative Agent in the Perfection Certificate, are all the filings, recordings and registrations necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing (other than filings, recordings or registrations required by Section 5.11 of the Credit Agreement), refiling, recording, rerecording, registration or reregistration with respect to such Collateral is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid Lien on all Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in Section 2.02(b), a perfected Lien on all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC.  The Security Interest is and shall be prior to any other Lien on any Collateral, other than Permitted Encumbrances.

(d) None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other Applicable Law covering any Collateral, or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any Person including any Governmental Authority, except, in each case, any Permitted Encumbrance.

(e) All Commercial Tort Claims of each Grantor constituting Collateral, where the amount of the damages claimed by such Grantor is in excess of $2,000,000, that are in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule I hereto.

(f) The Perfection Certificate has been duly prepared, completed, executed and delivered to the Administrative Agent and (i) each Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) each Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth each Grantor’s organizational identification number or accurately states that a Grantor has none, (iv) the Perfection Certificate accurately sets forth each Grantor’s place of business or, if more than one, its chief executive office, (v) all other information set forth on the Perfection Certificate pertaining to each Grantor is accurate and complete in all material respects, and (vi) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Grantors.

(g) None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in §9-102(a)(34) of the UCC.

Section 2.03. Covenants.(a)  The Borrower agrees to promptly notify the Administrative Agent in writing of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the location or mailing address of any Grantor or (v) in the organizational identification number of any Grantor.  In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly thereafter notify the Administrative Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent to the extent necessary to maintain the security interests (and the priority thereof) of the Administrative Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.  The Grantors agree not to effect or permit any change referred to in the preceding sentences unless all filings, publications and registrations, have been made (or will be made in a timely fashion) under the UCC or other Applicable Law that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Loan Documents (subject only to any nonconsensual Lien that is expressly permitted pursuant to Section 6.01 of the Credit Agreement and has priority as a matter of law) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

(b) Except for the Security Interest herein granted and Liens permitted by the Credit Agreement, the Grantors shall be the owners of the Collateral free from any right or claim of any other person or any Lien, and each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.01 of the Credit Agreement.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01 of the Credit Agreement, the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower setting forth a summary of any updates to the information provided pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 2.03(c).

(d) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $2,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent for the benefit of the Secured Parties.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract agreement or instrument relating to any Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(g) No Grantor shall pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any person, or become bound (as provided in Section 9-203(d) of the UCC or otherwise) by a security agreement in favor of any person as secured party, other than the Administrative Agent, except for Liens permitted by the Credit Agreement.

Section 2.04. Other Actions.In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Promissory Notes; Tangible Chattel Paper; Instruments.  If any Grantor shall at any time hold or acquire any promissory note, Tangible Chattel Paper or any other Instrument constituting Collateral and evidencing an amount equal to or in excess of $5,000,000 such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property.  If any Grantor shall at any time hold or acquire any Certificated Securities constituting Collateral, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.  If any Securities constituting Collateral now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Administrative Agent’s request and following the occurrence of  a Cash Dominion Event such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (but only to the extent such Securities and other Investment Property are, or would be, Collateral) (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such Securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the Securities.  If any Securities, whether certificated or uncertificated, or other Investment Property are held by any Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, upon the Administrative Agent’s reasonable request and option, such Grantor shall immediately notify the Administrative Agent thereof and at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent shall either (i) cause such Securities Intermediary or (as the case may be) Commodity Intermediary to agree to comply with Entitlement Orders or other instructions from the Administrative Agent to such Securities Intermediary as to such Security Entitlements, or (as the case may be) to apply any value distributed on account of any Commodity Contract as directed by the Administrative Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property.  The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless a Cash Dominion Event has occurred and is continuing.

(c) Commercial Tort Claims.  If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim constituting Collateral in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $2,000,000 or more, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor and provide supplements to Schedule I describing the details thereof and shall grant to the Administrative Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(d) Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit constituting Collateral with a stated amount of $2,000,000 or more, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Credit Agreement.

(e) Deposit Accounts. For each Deposit Account that any of the Grantors, now or at any time hereafter, opens or maintains (other than, for avoidance of doubt, any Excluded DDAs), each such Grantor shall, to the extent required under the Credit Agreement, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) cause the depositary bank to agree to comply without further consent of such Grantor, at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, or (b) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with such Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account.  The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any instructions or directions to any depositary bank directing the disposition of funds in any Deposit Account, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless a Cash Dominion Event has occurred and is continuing.  The provisions of this paragraph shall be subject to the requirements, limitations and exclusions of Section 2.16 of the Credit Agreement.

(f) Other Actions as to any and all Collateral.  Each Grantor further agrees, upon the request of the Administrative Agent and at the Administrative Agent's option, to take any and all other actions as the Administrative Agent may reasonably determine to be necessary for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's Security Interest in any and all of the Collateral, including (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC of any relevant jurisdiction, to the extent, if any, that such Grantor's signature thereon is required therefor, (ii) causing the Administrative Agent's name to be noted as secured party on any document of title if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's security interest in such Collateral, (iv) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Administrative Agent, including any consent of any licensor, lessor or other person obligated on Collateral and any party or parties whose consent is required for the security interest of the Administrative Agent to attach under Section 2.01(a), and (v) taking all other actions under any Applicable Law, as reasonably determined by the Administrative Agent to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction.

ARTICLE III

Special Provisions Concerning Other Property

For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive worldwide license (exercisable without payment of rent, royalty or other compensation to the Grantors) to use, license or sublicense all Other Property (including all property, plants, equipment, fixtures, Intellectual Property, books and records constituting Other Property) now owned or hereafter acquired by such Grantor, provided, however, that such license shall only be used by the Administrative Agent after the occurrence and during the continuance of an Event of Default.  The use of such license by the Administrative Agent may only be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.  In the event any license set forth in this Article III is exercised with regard to any Trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks.

ARTICLE IV

Collections

(a) Each Grantor shall at all times comply with the Cash Receipts provisions of Section 2.16 of the Credit Agreement including, without limitation, after the occurrence and during the continuance of a Cash Dominion Event, causing the sweep on each Business Day of all Cash Receipts into the Administrative Agent’s Account or a Blocked Account, to the extent provided for in the Credit Agreement.

(b) Subject to Section 2.16 of the Credit Agreement, without the prior written consent of the Administrative Agent, no Grantor shall modify or amend the instructions pursuant to any of the Credit Card Notifications, or the Blocked Account Agreements.  So long as no Cash Dominion Event has occurred and is continuing, each Grantor shall, and the Administrative Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Administrative Agent and the other Secured Parties; provided, however, that such authorization may, at the direction of the Administrative Agent, be terminated after the occurrence and during the continuance of an Event of Default.

ARTICLE V

Remedies

Section 5.01. Remedies Upon Default.      Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to exercise any and all rights afforded to a secured party under this Agreement, the other Loan Documents, the UCC and other Applicable Law, and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; (iv) withdraw any and all cash or other Collateral from the Administrative Agent’s Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02 of this Agreement; (v) subject to the mandatory requirements of Applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate and (vi) exercise any of its rights under Article III.  Each Grantor acknowledges and recognizes that (a) the Administrative Agent may be unable to effect a public sale of all or a part of the Collateral consisting of Securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”), or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Administrative Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such Securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  To the maximum extent permitted by Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  The Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public or to the extent permitted by Applicable Law, private sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes of determining the Grantors’ rights in the Collateral, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds .  The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 7.03 of the Credit Agreement.   The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.  It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE VI

Indemnity, Subrogation and Subordination

Upon payment by any Grantor of any Secured Obligations, all rights of such Grantor against the Borrower or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations and the termination of all Commitments to any Loan Party under any Loan Document.  If any amount shall erroneously be paid to the Borrower or any other Grantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower or any other Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents.  Subject to the foregoing, to the extent that any Grantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Secured Obligations constituting Loans made to another Loan Party under the Credit Agreement, then the Grantor making such Accommodation Payment (as defined in the Facility Guarantee) shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Grantors.  As of any date of determination, the “Allocable Amount” of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder and under the Credit Agreement without (a) rendering such Grantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the UFTA (as defined in the Facility Guarantee) or Section 2 of the UFCA (as defined in the Facility Guarantee), (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Grantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

ARTICLE VII

Miscellaneous

Section 7.01. Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.02 of the Credit Agreement.

Section 7.02. Waivers; Amendment.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The right or power of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any other right or power that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.01 of the Credit Agreement.

Section 7.03. Administrative Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.04(a) of the Credit Agreement, including, without limitation, (i) the amount of any taxes that the Administrative Agent may have been required to pay to free any Collateral from any other Lien thereon and (ii) the amount of any and all out-of-pocket expenses, including transfer taxes and fees and expenses of counsel and other experts, that the Administrative Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Lien in favor of the Administrative Agent or Loan Parties, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Administrative Agent of any of its rights or powers under the Security Documents.

(b) Without limitation of any indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.04(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, any actual or prospective claim, litigation, investigation or proceeding relating to arising out of (whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor or any Grantor’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Grantor or any of its Subsidiaries, or any Environmental Liability of any Grantor or any of its Subsidiaries, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, the breach by such Indemnitee of its obligations under the Loan Documents or disputes among Indemnitees or (y) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.  All amounts due under this Section 7.03 shall be payable within 10 Business Days of written demand therefor.

Section 7.04. Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns, provided that, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent

Section 7.05. Survival of Agreement.

All covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any such Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until this Agreement is terminated as provided in Section 7.13 hereof, or with respect to such Grantor or such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 7.06. Counterparts; Effectiveness; Several Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.  This Agreement shall become effective when it shall have been executed by the Grantors and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of each Grantor and the Administrative Agent and the other Secure Parties and their respective permitted successors and assigns, subject to Section 7.04 hereof.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 7.07. Severability.

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. GOVERNING LAW.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 7.09. WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.10. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.11. Security Interest Absolute.

All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 7.13, but without prejudice to reinstatement rights under Section 8 of the Facility Guarantee, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.12. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations when (i) all Commitments have expired or been terminated and the Lenders have no further commitment to lend under the Credit Agreement, (ii) all principal and interest in respect of each Loan (including Swingline Loans) and all other Secured Obligations (other than (A) contingent indemnification obligations with respect to then unasserted claims and (B) Secured Obligations in respect of obligations that may thereafter arise with respect to Other Liabilities not yet due and payable) shall have been paid in full in cash, (iii) all Letters of Credit shall have expired or terminated (or been Cash Collateralized or backstopped in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or Cash Collateralized in the manner and amount set forth in the Credit Agreement); provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor.

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Facility Guarantor in accordance with the terms of the Credit Agreement.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b), or (c), the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence or effect such termination or release.  Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Administrative Agent.

(e) At any time that the respective Grantor desires that the Administrative Agent take any of the actions described in immediately preceding clause (d), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c).  The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 7.13.

Section 7.13. Additional Subsidiaries.

Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of the Loan Parties that were not in existence or not Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Grantors upon becoming Subsidiaries.  Upon execution and delivery by the Administrative Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 7.14. Administrative Agent Appointed Attorney-in-Fact.

Each Grantor hereby appoints the Administrative Agent the true and lawful attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (i) to take actions required to be taken by the Grantors under Article V of this Agreement; (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (iii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Accounts to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent or to the Administrative Agent’s Account and adjust, settle or compromise the amount of payment of any Account; (viii) to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment with respect to the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and (ix) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

Section 7.15. General Authority of the Administrative Agent.

By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.

Section 7.16. Recourse; Limited Obligations.

This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Credit Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith, with respect to the Secured Obligations of each applicable Secured Party.  It is the desire and intent of each Grantor and each applicable Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under Applicable Law applied in each jurisdiction in which enforcement is sought.

Section 7.17. Expenses Incurred by Administrative Agent. In the Administrative Agent’s discretion, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if any Grantor fails to do so.  Each Grantor agrees to reimburse the Administrative Agent on demand for all expenditures so made.  The Administrative Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

Section 7.18. Administrative Agent's Obligations and Duties. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any contract or agreement comprised in the Collateral to be observed or performed by such Grantor thereunder or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement.  The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

Section 7.19. Suretyship Waivers by Grantors. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, the each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable.  The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 7.19.  Each Grantor further waives any and all other suretyship defenses.

Section 7.20. Marshaling. Neither the Administrative Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any other Secured Party hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written .

RADIOSHACK CORPORATION,
as Borrower

By: /s/ James F. Gooch
Name: James F. Gooch
Title: Executive Vice President and Chief Financial Officer

TRS Quality, Inc., as a Facility Guarantor

By: /s/ James F. Gooch
Name: James F. Gooch
Title: Executive Vice President and Chief Financial Officer

RADIOSHACK CUSTOMER SERVICE LLC,
as a Facility Guarantor

By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

RADIOSHACK GLOBAL SOURCING CORPORATION, as a Facility Guarantor
By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

RADIOSHACK GLOBAL SOURCING LIMITED PARTNERSHIP, as a Facility Guarantor

By: RadioShack Corporation, its general partner

By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

RADIOSHACK GLOBAL SOURCING, INC., as a Facility Guarantor

By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

Signature Page to Security Agreement

SCK, Inc., as a Facility Guarantor

By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

TANDY FINANCE CORPORATION, as a Facility Guarantor

By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

TE ELECTRONICS LP, as a Facility Guarantor

By: RadioShack Corporation, its general partner
By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

IGNITION L.P., as a Facility Guarantor

By: RadioShack Corporation, its general partner
By: /s/ Mark Barfield
Name: Mark Barfield
Title: Vice President and Treasurer

Signature Page to Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By: /s/ David R. Vega
Name: David R. Vega
Title: Managing Director

Signature Page to Security Agreement

SCHEDULE I TO SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

EXHIBIT I TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. __ dated as of [●], to the Security Agreement dated as of January 4, 2011 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Security Agreement”), among RADIOSHACK CORPORATION (the “Borrower”), the Subsidiaries of the Borrower identified therein and BANK OF AMERICA, N.A., as Administrative Agent for the Secured Parties (as defined below).

Reference is made to (i) the Credit Agreement, dated as of January 4, 2011 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by, among others, the Borrower, the Facility Guarantors, the Lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”) and (ii) the Facility Guarantee (as defined in the Credit Agreement).

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement, as applicable.

B. The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and (y) the Issuing Banks of issue Letters of Credit.  Section 7.14 of the Security Agreement provides that additional Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 7.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all respects as of such earlier date.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary as if originally named therein as a Grantor.  The Security Agreement is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by facsimile transmission or electronic (including .pdf file) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4. The New Subsidiary hereby represents and warrants that the Perfection Certificate attached hereto as Schedule I has been duly executed and delivered to the Administrative Agent and the information set forth therein, including the exact legal name of the New Subsidiary and its jurisdiction of organization, is correct and complete in all material respects as of the date hereof.

Section 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

             Section 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

Section 9. The New Subsidiary agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including all fees and expenses of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By: __________________________

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

BANK OF AMERICA, N.A., as Administrative Agent

By: _______________________
Name:
Title:

SCHEDULE I TO SECURITY AGREEMENT SUPPLEMENT

[ATTACH COMPLETED PERFECTION CERTIFICATE FOR NEW SUBSIDIARY]

EXHIBIT II TO SECURITY AGREEMENT

Form of Perfection Certificate

[See attached]

FORM OF PERFECTION CERTIFICATE

The undersigned, the ___________ of [NAME OF ENTITY], a[an] _____________ (the “Company”), hereby certifies with reference to a certain [Security Agreement] (the “Security Agreement”), dated as of [_______, 20__] (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company, the other Persons party thereto, and Bank of America, N.A. as Administrative Agent for the Secured Parties, to the Administrative Agent and the Secured Parties, as of [_______, 20__], as follows:

1. Name.  The exact legal name of the Company as that name appears on its Certificate of Formation/Articles of Incorporation is as follows:

Source:                      UCC §9-503(a).

2. Other Identifying Factors.

(a) The Company’s chief executive office is located at the following address:

Address	County	State

Source:                      UCC §§9-301(1) and 9-307; former UCC §§9-103(3), 9-103(4), 9-401(6).

(b) The following is the type of organization of the Company:

Source:                      UCC §9-516(b)(5)(C).

(c) The following is the jurisdiction of the Company’s organization:

Source:                      UCC §9-516(b)(5)(C).

(d) The following is the Company’s state issued organizational identification number (state “None” if the state does not issue such a number):

Source:                      UCC §9-9-516(b)(5)(C).

(e) The following is the Company’s federal taxpayer identification number:

3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

Source:                      UCC §9-507(c); former UCC §9-402(7) (second and third sentences).

(b) Attached hereto as Schedule 3 is the information required in §2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

Source:                      UCC §9-316; former UCC §9-402(7) (second and third sentences).

4. Other Current Locations.  The following are all warehouses, distribution centers and other similar locations in the United States of America in which the Company maintains any Collateral:

Address	County	State

Source:	UCC §§9-301(2) and (3); former UCC §§9-103(3), 9-103(4), 9-401(6).

5. Prior Locations.  Set forth below is the information required by §4(a) with respect to each warehouse, distribution center and other similar location previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Address	County	State

Source:                      Former UCC §§9-103(3)(e) and 9-401(3).

6. Bank Accounts.  The following is a complete list of all cash concentration accounts (including securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number):

Depository Bank	Bank Address	Type of Account	Acct. No.

7. Unusual Transactions.  Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 7 attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

Source:	UCC §§9-102(a)(64), 9-203(f), 9-301(2), 9-315(a) and 9-316; former UCC §§1-201(9), 9-306(2) and 9-402(7) (third sentence); see also former UCC §9-301(1)(c).

8. Commercial Tort Claims.  Attached hereto as Schedule 8 is a brief written description of each and every commercial tort claim which the Company holds where the amount of damages claimed by the Company is in excess of $2,000,000.

Source:                      UCC §9-108(e)(1).

9. Credit Card Processing Arrangements.  Set forth below is a current list of each credit card and debit card clearinghouse and processor with which the Company has a processing agreement and the account information into which the arrangements are settled.

Processor	Contact Information	Settlement Account

IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on the date first set forth above.

[NAME OF ENTITY]

Name:

Title:

SCHEDULE 3

SCHEDULE 7

SCHEDULE 8